Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190 TELEPHONE: +1.216.586.3939 • JONESDAY.COM

November 13, 2026
Leonardo DRS, Inc.
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202

Re:	Registration Statement on Form S-3 Filed by Leonardo DRS, Inc.
Ladies and Gentlemen:
We have acted as counsel for Leonardo DRS, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a continuous or delayed basis, of shares of common stock, $0.01 par value per share, of the Company (the “Shares”) by the selling stockholder (the “Selling Stockholder”) identified in the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”) as contemplated by the Registration Statement. The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.
As to facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Selling Stockholder.
The opinion expressed herein is limited to the laws of the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.

Leonardo DRS, Inc.
November 13, 2026

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Jones Day